Exhibit 4.13
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                                CONVERTIBLE NOTE
                                ----------------


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH HEREIN.



PRINCIPAL AMOUNT                                             No. 00-
$_________                                                 ___________, 2000


                                CONVERTIBLE NOTE
                              DUE __________, 2003


         FOR VALUE RECEIVED, the undersigned, FULLNET COMMUNICATIONS, INC., an Oklahoma corporation (the "Company"), promises to pay to the order of _____________, or the permitted assigns hereof (the "Holder") at the Company's principal executive office the principal sum of $ _________in lawful money of the United States of America on _______, 2003 (the "Maturity Date"), together with interest on the unpaid balance of said principal sum, subject to Section 1 or 2 hereof, at the rate of 11% per annum (computed on the basis of a 365-day year) from the date hereof until said principal sum is fully paid; provided, however, in the event the registration statement has not been filed on or before February 28, 2001, as set forth in Section 5 hereof, the interest payable under this Note shall be increased to a rate of 12.5% per annum until such time as a registration statement is filed and actual registration occurs. Payments of interest under this Note, subject to conversion in accordance with Sections 1 or 2 hereof, shall be made every ninety (90) days, commencing ______, 200_, and on the Maturity Date, in the same manner as payments of principal.

         1. Conversion at the Election of the Holder. Subject to the provisions hereof, at the option of the Holder (exercisable, if at all, by written notice to the Company delivered, together with this Note, on or before the third anniversary of the date of this Note and, if required by the Company, an instrument of transfer in form satisfactory to the Company duly executed by the Holder and promptly delivered to the Company), the unpaid principal balance of this Note shall be converted into shares of common stock of the Company, $0.00001 par value per share ("Common Stock"), at a price equal to $1.00 per share (subject to adjustment, as provided herein, the "Conversion Price"); provided, however, if a registration statement for the Common Stock underlying the Note has not been declared effective by February 15, 2001, the Conversion Price shall be reduced by 2% to $.98 per share, and shall be reduced by an additional 2% for every thirty days thereafter until registration occurs.

         2. Conversion at the Election of the Company. Notwithstanding the foregoing, after effectiveness of the registration statement under Section 5 hereof, if the Common Stock trades at a value equal to or greater than $3.00 per share for three (3) consecutive trading days on which any trades of the Common Stock were made, the unpaid principal balance of this Note shall, at the discretion of the Company after ten (10) days written notice to the Holder, be converted into Common Stock at the Conversion Price; provided, however, if a registration statement for the Common Stock underlying the Note has not been declared effective by February 15, 2001, the Conversion Price shall be reduced by 2% to $.98 per share, and shall be reduced by an additional 2% for every thirty days thereafter until registration occurs. Such Notice shall state the principal amount of this Note and, if applicable, the interest thereon to be converted. Upon any conversion, the Holder shall be entitled to receive such number of shares of Common Stock as shall equal the unpaid amount of principal and accrued interest to be converted, divided by the Conversion Price.

         In the event of any conversion under this Note, the Company may elect to pay any accrued interest under this Note in cash or in additional shares of Common Stock at the Conversion Price.

         The Note may be prepaid at the Company's sole discretion so long as (i) an effective registration statement is in place covering the shares of common stock underlying the Note at the time of prepayment, (ii) the Note Holders receive twenty (20) days written notice of the Company's intention to prepay the Note, and (iii) the Note Holders have the right at their sole discretion to exercise their conversion rights in lieu of prepayment. Except as set forth in this Section 2, principal and interest on this Note may not be prepaid.

         3.       Procedure for Conversion.

         A. At the Election of the Holder. In order to exercise the conversion right hereunder, the Holder of this Note shall give written notice to the Company at least five (5) days prior to the conversion date (the "Conversion Date") at the Company's principal office, that the Holder elects to convert this Note or the portion thereof specified in said notice, and shall surrender this Note to the Company on or before the Conversion Date at such office. Such notice shall also state the name or names, together with the address or addresses, in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. This Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the name of the original Holder, be accompanied by instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the Holder or the Holder's duly authorized attorney.

         B. At the Election of the Company. In the case of a conversion at the option of the Company, the Holder shall surrender this Note to the Company within ten (10) days after the Company's notice of conversion.

         Under both A and B, above, as promptly as practicable after surrender of this Note to the Company by the Holder, the Company shall issue and deliver to such Holder, registered in the name of such Holder, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion bearing the following restrictive legend:

         THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED EXCEPT IN COMPLIANCE HEREWITH.

         All shares delivered upon the conversion of this Note shall be validly issued and outstanding and fully paid and nonassessable. At such time the rights of the Holder of this Note as such Holder shall cease, and the Holder shall be deemed to have become the Holder of record of the Common Stock into which this Note shall have been converted.

         4. Issuance of Common Stock Purchase Warrants. In addition to the interest payable pursuant to the terms of the Notes, the Company agrees to issue to the Holder as additional compensation, warrants (the "Warrants") to purchase a number of shares of Company common stock equal to the number obtained by dividing 25% of the face amount of the Notes purchased by $1.00, at the per share price and on the terms set forth in the Warrant Agreement, a form of which is attached hereto as Exhibit "A." The Warrant is deemed earned on payment in full by the Holder under this Agreement and will not terminate on the payment or prepayment of this Note.

         5. Registration of Securities. Under the terms of this Note, the Company is required to register the Common Stock underlying this Note and Warrants by filing a registration statement with the Securities and Exchange Commission within forty-five (45) days following the Final Expiration Date of the Offering. In the event the registration statement has not been filed on or before February 28, 2001, the interest payable under this Note shall be increased to a rate of 12.5% per annum until such time as a registration statement is filed and actual registration occurs. Until such registration statement has been filed, Holder shall not be entitled to sell, assign, pledge or otherwise dispose of the Common Stock or any interest therein.

         6. Interest; Fractional Shares. The Company shall pay all interest on this Note or the portion thereof surrendered for conversion accrued to the date upon which the conversion shall have been effected, to the extent such interest is not to be converted. In case this Note is not converted, the Company shall pay to the holder the remaining principal balance of this Note at the Maturity Date, together with interest thereon in accordance with the terms of this Note. No fractional share shall be issued upon conversion of this Note, but if the conversion results in a fraction, an amount equal to such fraction multiplied by the Conversion Price shall be paid in cash to the holder of this Note.

         7. Antidilution Adjustments. If the Company shall (a) pay a stock dividend or make a stock distribution payable in shares of Common Stock, (b) subdivide its outstanding Common Stock, (c) combine its outstanding Common Stock into a smaller number of shares, (d) issue by reclassification of its Common Stock any shares of the Company or (e) merge, consolidate, sell, lease or exchange all or substantially all of its assets, or have a share exchange or engage in a similar transaction affecting its Common Stock, the Conversion Price and terms for conversion shall be adjusted so that the holder of this Note shall be entitled to receive upon conversion thereof the same number and kind of shares of Common Stock and the same amount of cash as the holder would have been entitled to receive upon the happening of the above events if immediately prior to any such event this Note shall have been converted. For this purpose any event described in clauses (a) through (e) in the preceding sentence shall be deemed to have occurred immediately after the opening of business on the day following the date fixed for the determination of the Shareholders entitled to participate in such event.

         8. Note Registry. The Company shall maintain books for the transfer and registration of this Note. Such registers shall show the names and addresses of the respective Holders of this Note and the principal amount thereof.

         8.1. Transfer Restrictions. In addition to the other provisions of this Note, any transfer of this Note shall be effected only if the Company shall have received an opinion of counsel addressed to the Company (which opinion and counsel shall be reasonably satisfactory to the Company), to the effect that the proposed transfer of the Note may be effected without registration under the Securities Act. The Holder of this Note shall not transfer or assign this Note or any interest herein to any other party without the prior written consent of the Company.

         8.2. Transfers and Exchanges of Notes. The Company shall transfer, from time to time, this Note and any outstanding Notes issued in substitution for this Note upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, a new Note shall be issued to the transferee and the surrendered Note shall be cancelled. Notes may be exchanged at the option of the holder thereof, when surrendered at the principal office of the Company for another Note, or other Notes of different denominations, of like tenor and representing in the aggregate the same principal amount.

         8.3. Mutilated or Missing Note. In case this Note shall be mutilated or lost, stolen or destroyed, the Company may in its discretion issue and deliver in exchange and substitution for a mutilated Note which shall be cancelled, or in lieu of and substitution for a lost, stolen or destroyed Note, a new Note of like tenor and in the same principal amount; but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and indemnity, if requested, also satisfactory to it. Applicants for such substitute Notes shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         9. Reservation of Shares etc. The Company shall at all times keep reserved out of its authorized and unissued shares and/or shares held in its treasury a number of shares of Common Stock sufficient to provide for the conversion of all outstanding Notes, including this Note.

         10. Default. Each of the following events or occurrences shall constitute a "Default" under this Note: (a) the Company shall fail to pay to Holder any interest or principal owing hereunder when it becomes due and payable, either at maturity, upon declaration or acceleration or otherwise and such default shall continue for a period of ten (10) days after the Company has received written notice informing it of such default from Holder; (b) the Company shall fail to duly perform any of its other agreements or obligations under this Note, within ten (10) days after Holder provides written notice to the Company thereof; (c) the dissolution or liquidation (by operation of law or otherwise, other than an administrative dissolution under Oklahoma law which is remedied within thirty (30) days) of the Company; or (d) a receiver, trustee or custodian shall be appointed for the Company or any part of its property, or any proceeding shall be commenced by or against the Company, under any bankruptcy, reorganization, debt arrangement or insolvency law, and, in the case of any such proceeding commenced against the Company, such proceeding shall not be dismissed within thirty (30) days thereafter.

         10.1.  Remedy  Upon  Default.   Upon  the  occurrence  and  during  the
continuance of a Default, Holder at its option shall have all rights and remedies of a creditor under applicable law or any other agreement or instrument between the Company and Holder. In addition to the foregoing rights and remedies, following a Default, Holder, by written notice to the Company, shall have the right to declare that all or any amounts shall become immediately due and payable, whereupon all such amounts shall become immediately due and payable, without further notice, demand, declaration or presentment of any kind (provided that upon a Default described in clause (d) of the foregoing paragraph, all amounts owing hereunder automatically shall become due and payable, without declaration, notice, demand or presentment of any kind). The Company agrees to pay to Holder all reasonable expenses incurred or paid by Holder, including reasonable attorneys' fees and court costs, in connection with the collection of this Note after a Default under this Note.

         11. Waiver of Presentment. Except as provided herein, the Company hereby waives presentment, diligence in the collection or protection, protest, notice of protest and default, and notice of dishonor. No delay by Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Holder of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

         12. Note Holder not Deemed a  Stockholder.  Nothing  contained  in this
Note or in any of the Notes which may be issued from time to time in substitution for this Note shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders for any purpose, or any other rights whatsoever, as a stockholder of the Company.

         13. Representations and Warranties by Holder. Holder understands and acknowledges that acquisition of this Note is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of the provisions of Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act, as amended ("Regulation D"), and there is no existing public or other market for this Note (this Note and any Common Stock to which it may be converted are collectively referred to herein as the "Securities") and there can be no assurance that Holder will be able to sell or dispose of the Securities. Holder represents and warrants to the Company that:

         (a) Securities acquired are being acquired for its own account and without a view to the distribution or resale of such Securities or any interest therein in violation of the Securities Act;

         (b) Holder is an "Accredited Investor", as such term is defined in Rule 501(a) of Regulation D;

         (c) Holder has such experience in business and financial matters as to be fully capable of evaluating the risks and merits of an investment in the Securities, and Holder's financial position is such that it is able to bear the risk of such investment in the Securities, including the risk of possible loss of such entire investment;

         (d) Holder has reviewed information relating to the Company and its subsidiaries and the value of the Securities and has had the opportunity to ask questions and request additional relevant documents from the Company concerning the foregoing, which questions have been answered to Holder's full satisfaction. Holder is familiar with the affairs, financial condition and prospects of the Company and its subsidiaries and has acquired sufficient information to reach an informed and knowledgeable decision to acquire the Securities. Holder further understands that the Company makes no representations as to the current or any future value of the Securities or the value of the Company. Holder has consulted, or has had the opportunity to consult, with counsel, accountants and other professionals as to all matters covered by this Note and has not relied upon the advice of the Company or its officers or directors for investment, tax, legal or other advice with respect to this Note or the Common Stock;

         (e) Holder understands that the Securities have not been and, subject to the reasonable best efforts obligations of the Company under the Company's Private Placement Memorandum dated as of September 29, 2000 (the "Memorandum"), will not be registered under the Securities Act or under any state securities laws, and further understands that the Securities and the acquisition hereunder have not been approved or disapproved by the SEC or any other federal or state agency;

         (f) Holder  understands  that the  Securities  cannot be resold  unless registered under the Securities Act and under applicable state securities laws or unless an exemption from such registration is available. Holder further understands that any resale is also subject to the terms of this Note; and

         (g) Neither this Note nor any other document or representations made by the Holder in connection with the Securities contains any untrue statement of a material fact or omit to state any material fact required to be stated herein or necessary in order to make the statements made not misleading.

         14. Agreement of Holder. The Holder of this Note by accepting the same consents and agrees with the Company that:

         (a) This Note is transferable only on the registry books of the Company by the registered Holder hereof in person or by such Holder's attorney duly authorized in writing, and only if surrendered at the principal executive office of the Company, duly endorsed, or accompanied by a proper instrument of transfer satisfactory to the Company in its sole discretion; and

         (b) The Company may deem and treat the person in whose name this Note is registered as the absolute owner for all purposes whatever and the Company shall not be affected by any notice to the contrary.

         15. Successors and Assigns. This Note and the agreements made herein shall inure to the benefit of and be binding upon the Company, the Holder hereof and their respective successors and permitted assigns.

         16. General. This Note shall be deemed to be a contract made under the laws the State of Oklahoma and for all purposes shall be construed in accordance with the laws of said State, without regard to the conflicts of laws principles thereof. If any part of this Note is unenforceable, that will not make any other part unenforceable. The section headings herein are for convenience only and shall not affect the interpretation of any of the provisions hereof.

         17. Amendment: Modification. This Note may not be amended or modified except by an agreement in writing signed by the party to be charged.

         18. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           if to Holder:

                                    at Holder's last known address
                                    as shown on the Register

                           with a copy to:

                           if to the Company:

                                    FullNet Communications, Inc.
                                    201 Robert S. Kerr, Suite 210
                                    Oklahoma City, Oklahoma 73102

                           with a copy to:

                                    Jeanette C. Timmons, Esq.
                                    Day, Edwards, Propester & Christensen, P.C.
                                    210 Park Avenue, Suite 2900
                                    Oklahoma City, Oklahoma 73102

         All such notice and communications  shall be deemed to have been given:
(a) when delivered, if personally delivered, (b) one business day after being sent if sent by confirmed telecopy, and (c) two business days after being deposited in the mail, postage prepaid, if by registered or certified mail.


                                      FULLNET COMMUNICATIONS, INC.



                                      By:____________________________________
                                         Timothy J. Kilkenny, President and CEO

         (Corporate Seal)
         ATTEST:


         -----------------------------
         Roger P. Baresel, Secretary


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